Exhibit 5.2

ELLENOFF GROSSMAN & SCHOLE LLP
ATTORNEYS AT LAW
150 EAST 42ND STREET
NEW YORK, NEW YORK 10017
TELEPHONE: (212) 370-1300    FACSIMILE: (212) 370-7889
www.egsllp.com

September 9, 2008

IndAS Green Acquisition Corporation
Level 30-31, Six Battery Road
Raffles Place
Singapore 049909

Re: Registration Statement of IndAS Green Acquisition Corporation

Ladies and Gentlemen:

We have acted as United States counsel to IndAS Green Acquisition Corporation, a Cayman Islands company (the “Company”) in connection with the registration by the Company with the United States Securities and Exchange Commission of 6,037,500 units of the Company, including the underwriters over-allotment option (collectively the “Units”), with each Unit consisting of one ordinary share of the Company and one warrant of the Company to purchase an ordinary share (the “Warrant”), pursuant to a Registration Statement on Form F-1 initially filed by the Company with the Commission on July 14, 2008 (File No. 333-152316) (as amended, the “Registration Statement”).

In rendering the opinion expressed below, we have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below, including, without limitation, the form of Warrant Agreement (filed as an exhibit to the Registration Statement) to be entered into by the Company with Continental Stock Transfer & Trust Company (the “Warrant Agreement”), which Warrant Agreement sets forth certain rights and obligations of the holders of the Warrants.  With respect to such examination, we have assumed: (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as reproduced or certified copies, (iv) the authenticity of the originals of those latter documents and (v) the accuracy of all representations, warranties and covenants as to factual matters made by the parties to the Warrant Agreement and the Registration Statement. As to questions of fact material related to the opinion expressed below, we have, with your permission, without independent investigation or inquiry, upon evidence satisfactory to us and upon representations made in the Warrant Agreement and the Registration Statement.

IndAS Green Acquisition Corporation
September 9, 2008

Based upon the foregoing, we are of the opinion that when the Registration Statement becomes effective under the Securities Act of 1933, as amended, when the Warrant Agreement is duly executed and delivered, when the terms of the Warrants underlying the Units and of their issuance and sale are duly established in conformity with the Warrant Agreement and when such Warrants are duly executed and authenticated in accordance with the Warrant Agreement and issued, delivered, sold and paid for as part of the Units, as contemplated by the Registration Statement, such Warrants will be legally binding obligations of the Company in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion expressed herein is limited to the internal laws of the State of New York. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. The opinion expressed herein is based upon the law of the State of New York in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,
/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP